                                   EXHIBIT 5.1

                        [LETTERHEAD OF KIRKLAND & ELLIS]



To Call Writer Direct:
 212 446-4800



                                 April 14, 1999



Neenah Foundry Company
Hartley Controls Corporation
Neenah Transport, Inc.
2121 Brooks Avenue, Box 729
Neenah, Wisconsin 54927


         Re:      Series B 11-1/8% Senior Subordinated Notes due 2007

Ladies and Gentlemen:

         We are acting as special counsel to Neenah Foundry Company, a Wisconsin corporation (the "Company"), Hartley Controls Corporation, a Wisconsin corporation ("Hartley") and Neenah Transport, Inc., a Wisconsin corporation ("Transport", and together with the Company and Hartley, the "Registrants") in connection with the proposed registration by the Company of up to $150,000,000 in aggregate principal amount of the Company's Series B 11-1/8% Senior Subordinated Notes due 2007 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on July 25, 1997 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), for the purpose of effecting an exchange offer (the "Exchange Offer") for the Company's 111/8% Senior Subordinated Notes due 2007 (the "Old Notes"). The Exchange Notes are to be issued pursuant to the Indenture (the "Indenture"), dated as of April 30, 1997, among the Registrants and United States Trust Company of New York, as Trustee, in exchange for and in replacement of the Company's outstanding Old Notes, of which $150,000,000 in aggregate principal amount is outstanding.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of each of the Registrants, (ii) minutes and records of the corporate proceedings of each of the

Neenah Foundry Company
April 14, 1999
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Registrants with respect to the issuance of the Exchange Notes, (iii) the Registration Statement and exhibits thereto and (iv) the Exchange and Registration Rights Agreement, dated as of April 30, 1997, among the Registrants, Chase Securities, Inc. and Morgan Stanley & Co. Incorporated.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:


         (1) Each of the Registrants is a corporation existing and in good standing under the laws of the state of Wisconsin.


         (2) The sale and issuance of the Exchange Notes has been validly authorized by the Company.

         (3) When the Exchange Notes are issued pursuant to the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Registrants and the Indenture will be enforceable in accordance with its terms.

Neenah Foundry Company
April 14, 1999
Page 3




         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) except for purposes of the opinion in paragraph 1, any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.


         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Notes.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise.

Neenah Foundry Company
April 14, 1999
Page 4


         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                Yours very truly,



                                KIRKLAND & ELLIS